                                                                    EXHIBIT 23.1


               [LETTERHEAD OF DELOITTE TOUCHE TOHMATSU CPA LTD.]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 3 to Registration Statement (Registration No. 333-144451) on Form F-1 of our report dated April 26, 2007, except for Note 19, as to which the date is July 23, 2007, relating to the financial statements and financial statement schedule of E-House (China) Holdings Limited appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the headings "Our Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" in such Prospectus.




/s/ Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, China
August 3, 2007